                                                                    Exhibit 10.4


                          TRADEMARK LICENSE AGREEMENT
                          ---------------------------


          AGREEMENT made this 23rd day of January, 1998, by and between EAGLE FAMILY FOODS, INC., a Delaware corporation ("Licensor") and BORDEN FOODS CORPORATION, a Delaware corporation ("Licensee").

                             W I T N E S S E T H :

          WHEREAS, pursuant to the Purchase Agreement (as defined below), Licensor has acquired certain rights to the trademarks REALEMON, REALIME, REALFIG and REALPRUNE for use in the United States, Canada and other countries, including, but not limited to, the countries which comprise the Territory as defined herein;

          WHEREAS, Licensee desires to process, sell and distribute lemon, lime, fig and prune juice and concentrate products and desserts under such trademarks in the Territory (as defined below) and seeks to have Licensor grant it the right to do so, all on the terms and conditions hereinafter set out.

          NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.1.  The following terms shall have the meanings set forth
          -----------
below:

          (a)  "Agreement" shall mean this Trademark License Agreement.
                ---------

          (b)  "Business" shall mean the shelf-stable juice business acquired by
                --------
Licensor pursuant to the terms and provisions of the Purchase Agreement.

          (c)  "Licensed Trademarks" shall mean the trademarks listed and
                -------------------
described in Appendix A attached hereto.
             ----------

          (d)  "Products" shall mean only those products specifically listed in
                --------
Appendix B.
----------

          (e)  "Purchase Agreement" shall mean the Asset Purchase Agreement
                ------------------
dated November 24, 1997, by and among Licensee, BFC Investments, L.P. and Licensor.

          (f)  "Term" shall have the meaning set forth in Section 9.1.
                ----

          (g)  "Territory" shall mean the geographic areas set forth on Appendix
                ---------
C.

                                   ARTICLE II

                                GRANT OF LICENSE
                                ----------------

          Section 2.1.   Subject to the terms and conditions herein, Licensor
          -----------
hereby grants to Licensee during the Term of this Agreement, and subject to the existing license agreements listed in Appendix D attached hereto, a royalty-
                                      ----------
free, paid-up exclusive license to use the Licensed Trademarks solely on or in connection with the Products for sale to customers in, or through channels of trade terminating in, the Territory, and not on or in connection with any other products.

          Section 2.2.  Licensee shall not have any right to export, purchase,
          -----------
distribute, receive, take on consignment or sell the Products bearing the Licensed Trademarks in areas outside of the Territory. Moreover, Licensee shall require each of its customers, Manufacturing Agents (as defined in Section 5.5 below), co-packers and permitted sublicensees selling over

$500,000 a year of Products to agree in writing not to directly or indirectly export, distribute, resell or ship any Products bearing the Licensed Trademarks to any customer or wholesale or retail outlet located outside the Territory.

          Section 2.3.  Other than as expressly stated herein, Licensee shall
          -----------
have no other right to use or interest in the Licensed Trademarks.
Specifically, Licensee may not use any of the Licensed Trademarks in its trade name or as its business name or in connection with any products, goods or services of any kind or nature whatsoever, whether or not the same as or similar to the Products, other than the Products as specifically defined herein.

          Section 2.4.  Nothing contained in this Article or any other provision
          -----------
of this Agreement shall restrict Licensor from (a) the sale of other products different from the Products bearing the Licensed Trademarks anywhere in the world, including in the Territory; or (b) the sale of the Products bearing the Licensed Trademarks anywhere in the world other than the Territory.

                                  ARTICLE III

                            OWNERSHIP OF TRADEMARKS
                            -----------------------

          Section 3.1.  Licensee acknowledges that, as between Licensee and
          -----------
Licensor, Licensor is the sole owner of the Licensed Trademarks. Licensee shall not directly or indirectly question, attack, contest, or in any other manner impugn the validity or Licensor's ownership of the Licensed Trademarks, nor shall

Licensee willingly become an adverse party to Licensor in litigation contesting the validity of Licensor's ownership and other rights in and to the Licensed Trademarks.

          Section 3.2.  Without limiting the generality of Section 3.1, Licensee
          -----------
and its Affiliates and Subsidiaries (as defined in the Purchase Agreement) agree not to attempt to, and not to help unauthorized parties to, register anywhere in the world any of the Licensed Trademarks or any trademarks confusingly similar thereto and, in any contracts between Licensee and its Manufacturing Agents and permitted sublicensees, Licensee will include language binding such other party to same.

          Section 3.3.  Licensee shall be deemed a "related company" under the
          -----------
U.S. Lanham Act, 15 U.S.C. (S) 1127, and Licensor and Licensee intend under the equivalent provision of the law of any other jurisdiction, that any use of the Licensed Trademarks by Licensee, and any goodwill generated thereby, shall inure to the sole benefit of Licensor.

          Section 3.4.  Licensee shall not take any action to cause an
          -----------
abandonment or forfeiture of any of Licensor's rights in the Licensed Trademarks and shall not take any action to cancel any registration in the Territory or elsewhere of any Licensed Trademark in the name of Licensor or to interfere with any renewal of any such registration. Licensee shall reasonably cooperate with and shall not oppose any application by or on behalf of Licensor to register or renew any registration of any Licensed Trademark in the Territory or elsewhere.

          Section 3.5. If Licensee wishes to (a) manufacture, process or sell new products comprising Products pursuant to Section 4.5 hereof, and determines in its business judgment that a new trademark registration for the Licensed Trademarks is necessary or desirable for use in connection with such new Product or (b) register a domain name in the Territory containing the Licensed Trademarks, Licensee shall notify Licensor of same in writing. Licensor shall be the sole final arbiter of whether to register any new Licensed Trademarks or domain names, but shall use good faith in considering any such request by Licensee. Any registration of new Licensed Trademarks or domain names pursuant to this Section 3.5 shall be made at Licensee's expense, and Licensor shall be the sole owner and registrant of same.

                                   ARTICLE IV

                                  FORM OF USE
                                  -----------

          Section 4.1.  Licensee hereby acknowledges and agrees that its use of
          -----------
the Licensed Trademarks shall be subject at all times during the Term to the control of Licensor (subject to guidelines submitted by Licensor to Licensee) in order for Licensor to maintain the consistent standard of quality associated with the Licensed Trademarks. Licensee will preserve the good appearance of the Licensed Trademarks wherever and whenever they are used and shall not use any Licensed Trademark in a manner which is likely to derogate from the integrity, distinctiveness, goodwill, value or strength of such Licensed Trademark.

          Section 4.2.  From time to time, Licensor may determine that a
          -----------
previously published use of the Licensed Trademarks by Licensee may threaten the value of the Licensed Trademarks, or is otherwise inconsistent with Licensor's quality standards. Upon written notice from Licensor, Licensee shall implement Licensor's directions regarding the proper use of the Licensed Trademarks as promptly as practicable using its best efforts and, in any event, within sixty
(60) days.

          Section 4.3.  Except as required by law, Licensee agrees not to use
          -----------
the Licensed Trademarks in connection or combination with any other third-party trademarks, names or logotypes, or any of Licensee's trademarks other than the permitted Licensee trademarks listed on Appendix E, without Licensor's prior
                                        ----------
written approval. Should Licensee assign this Agreement in connection with the sale of the entire Business pursuant to Section 10.1, such assignee's trademarks shall replace Licensee's permitted trademarks on Appendix E. Licensee shall at
                                                 ----------
no time adopt or use any variation of the Licensed Trademarks or any word or marks confusingly similar thereto without Licensor's prior written approval.

          Section 4.4.  Licensee shall sufficiently use the Licensed Trademarks
          -----------
in each jurisdiction in the Territory so as to protect their current validity and/or Licensor's rights therein in each applicable jurisdiction. From time to time, upon Licensor's reasonable request, Licensee shall provide Licensor with evidence of such use. Licensee shall immediately notify Licensor if it has not used the Licensed Trademarks in any applicable jurisdiction for a period of time such that the non-use might jeopardize the validity of any Licensed Trademark and/or Licensor's rights therein. After receipt of such notice, Licensor and Licensee shall confer promptly in good faith to discuss the best course of action. If Licensee is unable to cure its non-use sufficiently promptly so as to prevent jeopardizing the validity of the Licensed Trademark and/or Licensor's rights therein, Licensor shall be allowed itself to use the applicable Licensed Trademarks in the Territory, but only to the extent necessary to preserve and safeguard the validity of the Licensed Trademark and/or Licensor's rights therein until Licensee is able to resume its own use of the applicable Licensed Trademarks.

          Section 4.5.  If Licensee desires to (i) adopt new cartons, packaging
          -----------
or labels in which the placement or use of the Licensed Trademarks, package design or trade dress is materially different from that used by Licensor on the Products existing as of the date hereof, or (ii) manufacture, process and/or sell new food items included in the definition of Products bearing the Licensed Trademarks, Licensee shall submit to Licensor or an individual designated by Licensor for this purpose ("Licensor's License Coordinator") at least one (1) representative sample of each such new carton, packaging or label for Licensor's prior written approval, which approval shall not be unreasonably withheld. If Licensee does not receive a response within thirty (30) days of submission to Licensor, such placement, packaging and/or trade dress shall be deemed approved. Licensee shall not use such new materials or manufacture, process or sell such new food items in connection with the Licensed Trademarks unless Licensor has granted its prior written approval or the above approval period has expired without response.

                                   ARTICLE V

                                QUALITY CONTROL
                                ---------------

          Section 5.1.  Licensee agrees that all Products bearing a Licensed
          -----------
Trademark pursuant to this Agreement shall be of a high standard and of such quality as to protect and enhance the Licensed Trademarks and the goodwill and value pertaining thereto and shall meet Licensor's quality standards and specifications as set out specifically in the current formulae, ingredients and manufacturing specifications ("FIMS") for such Products, a copy of which has been provided to Licensee, and/or such modified formulae as shall be agreed in writing between Licensor and Licensee in the future, Licensor's consent to such modifications not to be delayed or withheld unreasonably. Licensee and its Manufacturing Agents (as defined in Section 5.5 below) shall manufacture, sell, distribute and promote the Products in accordance with all applicable federal, state and local laws.

          Section 5.2.  In order to assure that Licensee meets Licensor's
          -----------
quality standards and specifications, upon the request of Licensor, once each quarter during the Term (and at any other time, under justifiable circumstances), Licensee shall submit comprehensive affidavits, in a form that meets with Licensor's reasonable approval, from all of Licensee's quality control department managers responsible for ensuring compliance with the quality standards of the Products produced by that part of

Licensee's or its Manufacturing Agents' business for which they are responsible, attesting under oath that Licensor's quality standards and Product specifications have been fully complied with during the prior quarter. At the same time, Licensee shall also submit representative Product samples, together with a listing of the number and nature of customer complaints relating to Product quality during that quarter and a summary of the actions taken by Licensee in response to such complaints.

          Section 5.3.  Licensee also agrees that Licensor may submit the
          -----------
quarterly Product samples provided for in Section 5.2 to an independent testing laboratory designated by Licensor to determine if the FIMS are being complied with, with the expense thereof to be borne by Licensee. Licensor also may periodically conduct, or hire independent inspectors to conduct, quality control inspections, upon reasonable notice and during normal business hours, at Licensee's plants to determine if the Licensor's FIMS for the Products and the processing thereof are being complied with.

          Section 5.4.  In the event that Licensor or its agents shall determine
          -----------
that any Products sold or distributed by Licensee and/or its Manufacturing Agents bearing or using Licensed Trademarks do not conform to Licensor's FIMS, and/or otherwise violate the provisions of this Article V, Licensee agrees, at its expense, to take such action as Licensor directs in writing, including, but not limited to, withdrawal and/or recall of such Products from the market and to refrain and cause its Manufacturing Agents to refrain from further sale and/or distribution of such Products under the Licensed Trademarks unless and until Licensee and/or its Manufacturing Agents shall have demonstrated to the reasonable satisfaction of Licensor that said Products conform to said FIMS and/or the provisions of this Article V, as the case may be.

          Section 5.5.  If Licensee enters into co-packing agreements with
          -----------
suppliers or any other arrangement with respect to the processing or packaging of final Products by any person who is not a wholly owned subsidiary of Licensee, who will process or package final Products for the Licensee for sale in the Territory ("Manufacturing Agents"), Licensee must submit such co-packing agreements in draft form to Licensor or Licensor's License Coordinator for prior approval to ensure they include trademark protection and quality control provisions that safeguard the rights of both the Licensor and Licensee under this Agreement.

          Section 5.6.  On a quarterly basis (or more often if reasonably
          -----------
requested by Licensor), Licensee shall review with Licensor's License Coordinator and obtain prior approval for, all advertising, promotional and point-of-purchase materials published or distributed by Licensee in connection with Products bearing Licensed Trademarks, such approval not to be withheld or delayed unreasonably. If Licensee does not receive a response within ten (10) days of submission to Licensor, such advertising, promotional and point-of-purchase materials shall be deemed approved.

                                  ARTICLE VI

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

          Section 6.1.  Licensor represents that the Purchase Agreement
          -----------
purported to convey to Licensor exclusive ownership of the Licensed Trademarks in the Territory, and that Licensor has taken no action and executed no document to abrogate, limit, conflict with, contradict, or jeopardize such purported exclusive ownership in the countries listed in the Territory. Licensor represents that it is not aware of any threatened or actual challenge to its rights to the Licensed Trademarks in the Territory. Licensor is not aware of any licenses affecting the Licensed Trademarks in the Territory, except for those licensees listed on Appendix D.
                          ----------

          Section 6.2.  Licensor represents that during the Term, it will not
          -----------
license any other party to use the Licensed Trademarks on the Products in the Territory and it will not itself sell Products identified by the Licensed Trademarks in the Territory. Such representation in no way limits Licensor's rights pursuant to Section 2.4 hereof.

          Section 6.3.  Licensor shall take all steps necessary to maintain and
          -----------
insure the continued registration of, including, but not limited to, filing all timely renewals of registrations for, the Licensed Trademarks. Licensee shall cooperate fully with Licensor in such efforts, execute all documents necessary or desirable for the protection and maintenance of the Licensed Trademarks, and provide Licensor with any documentation, including without limitation, any evidence of use necessary or desirable to support the maintenance of such registrations, according to the terms of Section 4.4.

          Section 6.4.  Licensor agrees to use reasonable efforts to prevent any
          -----------
future third-party licensees from trans-shipping or otherwise selling Products bearing the Licensed Trademarks to accounts or customers located within the Territory.

          Section 6.5.  Licensee shall cooperate with Licensor in the protection
          -----------
of the Licensed Trademarks and in connection therewith shall:

          (a) promptly inform Licensor of any third-party use of any Licensed Trademarks or any infringement or encroachment upon or any misuse whatsoever of any Licensed Trademarks which comes to Licensee's attention; and

          (b) promptly inform Licensor of any claim against Licensee that the use of any Licensed Trademark infringes the rights of others or of the institution of any proceeding against Licensee predicated upon any such claimed infringement.

          Section 6.6.  Licensor shall have the exclusive right to take action
          -----------
in respect of any Products bearing the Licensed Trademarks for any alleged infringements of, or other impairments to, such Products. Licensor shall bear expenses, have complete control over, and recover all proceeds, settlements and damages with respect to the action. Licensee agrees to cooperate fully with Licensor (at Licensee's expense for any incremental out-of-pocket costs incurred due to Licensee's participation) in connection with any such actions.

                                  ARTICLE VII

                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

          Section 7.1.  Licensor hereby indemnifies and holds harmless Licensee,
          -----------
its Subsidiaries and Affiliates and their respective directors, employees, agents and representatives from and against any and all claims, suits, losses, damages, fines, penalties, expenses (including, but not limited to, attorney's fees) or actions by third parties against Licensee alleging trademark infringement arising out of or based upon Licensee's authorized use of any of the Licensed Trademarks in the Territory; provided, however, that Licensee gives Licensor prompt written notice of such suit, claim or action and cooperates fully with Licensor in defending the same.

          Section 7.2.  Licensee hereby indemnifies and holds harmless Licensor,
          -----------
its Subsidiaries and Affiliates and their respective directors, employees, agents and representatives from and against any and all claims, suits, losses, damages, fines, penalties, expenses (including, but not limited to, attorney's fees) or actions by third parties arising out of or based upon:

          (a) Licensee's or its Manufacturing Agents' processing, distribution or sale of Products bearing a Licensed Trademark; or

          (b) any breach by Licensee or its Manufacturing Agents of their obligations hereunder; or

          (c) any proceeding brought by any person, governmental agency or consumer group in connection with the Products processed, sold or distributed by Licensee or its Manufacturing Agents bearing or using a Licensed Trademark; or

          (d) any violations of any applicable law or regulation or civil claims relating to the manufacture, processing, sale, distribution, promotion or advertising of Products bearing or using a Licensed Trademark, unless attributable to Licensor's breach of its obligations under this Agreement. Licensor may participate in the defense of any such litigation.

          Section 7.3.  Licensee shall be solely responsible for the acts and
          -----------
omissions of those with whom it or its Manufacturing Agents contract for any aspect of the processing, distribution or sale of Products bearing or using a Licensed Trademark.

          Section 7.4.  In order to assure its ability to discharge its
          -----------
obligations to Licensor, Licensee agrees that it will maintain throughout the Term at its expense, comprehensive general liability insurance, including product liability insurance and contractual liability coverage specifically endorsed to cover the indemnity provisions in this Agreement, from a carrier satisfactory to Licensor, in a minimum amount of Five Million Dollars ($5,000,000.00) combined single limit for each single occurrence, for bodily injury and property damage, which shall designate Licensor as an additional insured therein. The policy shall provide for thirty (30) days prior written notice to Licensor from the insurer in the event of any material modification, cancellation or termination. Licensee shall deliver certificates of such insurance coverage to Licensor prior to the sale and/or distribution of any Products bearing a Licensed Trademark.

                                  ARTICLE VIII

                                  RELATIONSHIP
                                  ------------

          Section 8.1.  The relationship between Licensor and the Licensee is
          -----------
that of licensor and licensee; the Licensee, its contractors, agents and employees shall under no circumstances be deemed agents, franchisees, representatives, employees or partners of Licensor.

                                   ARTICLE IX

                              TERM AND TERMINATION
                              --------------------

          Section 9.1.  The term of this Agreement ("Term") shall be perpetual,
          -----------
unless termination occurs pursuant to Section 9.2.

          Section 9.2.  Licensor shall have the right to terminate this
          -----------
Agreement immediately by written notice to Licensee upon the occurrence of any one (1) or more of the following events:

          (a) Licensee fails to deliver to Licensor or to maintain in full force and effect the insurance referred to in Section 7.4; or

          (b) Licensee or its Manufacturing Agents fail to commence and diligently pursue the cure of any breach by them of any provision of this Agreement, except those described in Sections 9.2(c) and (d), within ten (10) days of receipt of Licensor's written notice of such breach or to effect such cure within thirty (30) days of receipt of such written notice; or

          (c)  The failure or refusal of Licensee or its Manufacturing Agents:

               (1) to, within ten (10) days of receipt of Licensor's written instructions issued regarding the quality standards of the Licensed Trademarks and Products, respond to such instructions and commence a diligent attempt at cure, or to effect such cure within thirty (30) days of receipt of such instructions;

               (2)  to perform, or comply with, any provision contained in
Article V which failure results in the production for sale of Products that are unsafe or unfit for human consumption; or

          (d) An involuntary recall of Products bearing the Licensed Trademarks for reasons directly or indirectly related to the safety of such Products and attributable to the acts or omissions of Licensee or its Manufacturing Agents; or

          (e) The insolvency of Licensee; an assignment by Licensee for the benefit of its creditors; the failure of Licensee to obtain the dismissal of any involuntary bankruptcy or reorganization petition filed against it within sixty
(60) days from the date of such filing; the failure of Licensee to vacate the appointment of a receiver for all or any part of its business within sixty (60) days from the date of such appointment; or the dissolution of Licensee.

          Section 9.3.  If this Agreement is terminated pursuant to Section
          -----------
9.2(e), Licensee shall, and shall cause its Manufacturing Agents to, immediately cease all use of the

Licensed Trademarks, provided that Licensee may dispose of inventory on hand of Products in the ordinary course of business, which shall be no longer than 180 days, if Licensee complies with its obligations under this Agreement. After the 180-day period expires, Licensee may be able to sell any remaining inventory to Licensor at a discounted price, at Licensor's sole discretion. If this Agreement is terminated pursuant to Sections 9.2(a)-(d), Licensee shall immediately cease all use of the Licensed Trademarks either by removing the Licensed Trademarks from all such inventory or by destroying all such inventory. Upon expiration or termination of this Agreement for any reason, Licensee will, subject to the terms of this Section 9.3, immediately remove or obliterate any Licensed Trademark from all signs, billboards, vehicles and from each and every other place and medium in which it appears and destroy or surrender to Licensor all other materials of whatever nature which bear or refer in any way to the Licensed Trademarks.

          Section 9.4.  Licensee hereby acknowledges and agrees that in the
          -----------
event it breaches Articles IV, V or X of this Agreement or an event listed in
Section 9.2 occurs, Licensor shall suffer immediate and irreparable harm for which there is not an adequate remedy at law. Licensee agrees that Licensor shall be entitled to equitable relief by way of preliminary and permanent injunctions, in addition to any other remedy available at law or in equity.

                                                                              18
                                   ARTICLE X

                          ASSIGNMENTS AND SUBLICENSES
                          ---------------------------

          Section 10.1.  This Agreement may not be assigned or sublicensed by
          ------------
Licensor or Licensee, in whole or in part, without the prior written consent of the other party, such consent not to be withheld or delayed unreasonably. Notwithstanding the foregoing sentence, Licensor or Licensee may assign this Agreement as a whole, without consent, in connection with the sale of their respective entire Businesses. After such sale, the buyer/assignee may further assign this Agreement as a whole, without consent, in connection with the subsequent sale of the entire Business, provided that such subsequent buyer/assignee shall be of such high quality and reputation so as not to jeopardize the value of the Licensed Trademarks or the goodwill symbolized thereby.

          Notwithstanding anything to the contrary contained in this Article X, either party shall have the right to grant a security interest in this Agreement to its financing sources without the prior written consent of the other party, provided, however, that this Agreement shall not be assigned or sublicensed (in
--------  -------
either case, whether in a foreclosure proceeding or otherwise) by any such financing source except in accordance with the provisions of this Article X as if such financing source were Licensor (in the case of any financing source of Licensor) or Licensee (in the case of any financing source of Licensee), and provided, further, that such party shall not itself, or allow
--------  -------
third parties to, record this Agreement with the U.S. Patent and Trademark
Office.

          Section 10.2.  From and after any permitted assignment pursuant to
          ------------
Section 10.1, the assignee shall be deemed to be a Licensee for all purposes hereof. In no event shall any sublicense under Section 10.1 relieve Licensee of any of its obligations under this Agreement.

                                  ARTICLE XI

                                    NOTICE
                                    ------
          All notices pursuant to this Agreement shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to Licensor:     Eagle Family Foods, Inc.
                    220 White Plains Road
                    Tarrytown, New york 10591
                    Attn: Jonathan Rich, Esq.

With a Copy to:     Willkie Farr & Gallagher
                    One Citicorp Center
                    153 East 53rd Street
                    New York, New York  10022
                    Attn: Steven J. Gartner, Esq.
                    Fax: 212-821-8111

If to Licensee:     Nancy G. Brown
                    Vice President,
                    Legal and Corporate Affairs
                    Borden Foods Corporation
                    180 East Broad Street
                    Columbus, Ohio  43215-3799
                    Fax: 614-225-4420

With a copy
thereof to:         William F. Stoll
                    Senior Vice President and
                    General Counsel
                    Borden, Inc.
                    180 East Broad Street
                    Columbus, Ohio 43215

                    Fax:  614-627-8374

Any notice delivered personally shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail shall be deemed to have been given on the date it is delivered. Either party by notice in writing delivered or mailed to the other may change the name or address or both to which future notices to such party shall be delivered.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

          Section 12.1.  This Agreement, and each of the Appendices thereto,
          ------------
constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes and merges all prior agreements and discussions between the parties relating hereto. No changes in the terms of this Agreement shall be valid, except when and if reduced to writing and signed by both Licensee and Licensor.

          Section 12.2.  All rights and remedies which Licensor or Licensee may
          ------------
have hereunder or by operation of law are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive or renounce any other right or remedy. Licensor or Licensee's failure to enforce any provision hereof on any occasion shall not be deemed to waive any other breach of any provision hereof. Any waiver of any provision of this Agreement must be in writing and executed by the waiving party. No waiver of any breach or default under this Agreement shall waive any other breach or default.

          Section 12.3.  The parties agree that each provision of this Agreement
          ------------
shall be construed as separable and divisible from every other provision. Enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. If any term or provision of this Agreement (or the application thereof to any party or set of circumstances) shall be held invalid or unenforceable in any jurisdiction and to any extent, it shall be ineffective only to the extent of such invalidity or unenforceability and shall not invalidate or render unenforceable any other terms or provisions of this Agreement (or such applicability thereof).

          Section 12.4.  Licensee and Licensor agree to execute such further
          ------------
documentation and perform such further actions as may be reasonably requested by the other party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement. Without limiting the generality of the foregoing, Licensor and Licensee agree to execute additional documents as necessary to effectuate the grant of the license in Section 2.1, and the specific terms and conditions thereto, in all relevant jurisdictions.

          Section 12.5.  All representations, warranties and indemnities
          ------------
contained in this Agreement shall survive any independent investigation made by the benefiting party and the suspension, expiration or termination of this Agreement.

          Section 12.6.  This Agreement shall be governed by, and construed in
          ------------
accordance with, the laws of the State of New York. Each of the parties hereto, irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto, further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Article XI shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 12.7.  Article and section headings and captions are for
          ------------
convenience only and shall not be used in the construction or interpretation of this Agreement or any terms herein.

          Section 12.8.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be a duplicate original, but all of which, when taken together, shall constitute a single instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, to be effective as of the day and year first above written.



EAGLE FAMILY FOODS ("Licensor")

By: /s/ Jonathan F. Rich
   ------------------------
Name: Jonathan F. Rich
     ----------------------
Title: Vice President
      ---------------------


BORDEN FOODS CORPORATION ("Licensee")


By: /s/ Nancy G. Brown
   ------------------------
Name: Nancy G. Brown
     ----------------------
Title: Vice President
      ---------------------

                       APPENDIX A -- LICENSED TRADEMARKS
                       ---------------------------------

                                   REALEMON

                                    REALIME

                                    LEMONA

                                  LEMON BURST

                                    REALFIG

                                   REALPRUNE

                            APPENDIX B -- PRODUCTS
                            ----------------------

          lemon, lime, fig and prune juice (whether or not shelf-stable and however packaged) and related products being sold under the Licensed
                  Trademarks as of the date of this Agreement

                  lemon, lime, fig and prune juice concentrate

                                    desserts

                            APPENDIX C -- TERRITORY
                            -----------------------

                   The geographic areas presently known as:

Bahrain
Belgium
Denmark
United Kingdom
Estonia
Finland
France
Germany
Greece
Hong Kong
Irish Republic
Israel
Italy (including San Marino and Vatican City)
Jordan
Kuwait
United Arab Emirates
Netherlands
Norway
Qatar
Saudi Arabia
Sweden
Iceland
Spain
Andorra
Portugal
Switzerland
Luxembourg
Liechtenstein
Austria
Hungary
Yugoslavia
Croatia
Bosnia and Herzegovina
Slovenia
Macedonia
Czech Republic
Slovakia
Romania
Albania
Bulgaria
Poland
Latvia
Lithuania
Malta
Cyprus
Oman
Yemen
Lebanon
Turkey         Iran
Syria          Iraq
Palestinian self-governing zone

                    APPENDIX D--EXISTING LICENSE AGREEMENTS
                    ---------------------------------------

Trademark Licensing Agreement with Delicious Frookie Company, Inc. dated
10/15/97.

Licensing Agreement between BDH Two, Inc. and Portion Pac Inc. dated 5/16/94.

Trademark Licensing Agreement between Borden Foods Corporation and Brach & Brock Confections, Inc. dated 1/1/97.

Trademark License Agreement with Thomas J. Lipton as contemplated in the Asset Purchase Agreement of 12/23/86 between Thomas J. Lipton, Inc. and The Borden Company, Limited (to the extent such license agreement was executed) and the Application for Registered User of 12/29/96 pertaining to Trademark Application/Registration No. 105,794 ("REALEMON") filed by Borden, Inc. and Thomas J. Lipton Inc. with the Canadian Registrar of Trade Marks.

                  APPENDIX E -- PERMITTED LICENSEE TRADEMARKS
                  -------------------------------------------

BORDEN

BORDEN & Cow's Head (Elsie) Design

BORDEN Logotype with Cow's Head (Elsie)

Design of Cow's Head (Elsie Head with Flowers)

Design of Cow's Head

Elsie Design

GAIL BORDEN

IF IT'S BORDEN, IT'S GOT TO BE GOOD